UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2007

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2007, the Board of Directors of SMART Modular Technologies (WWH), Inc. (the "Company"), as part of its periodic review of executive compensation, approved an increase in the annual base salary payable to each of the Company’s executive officers as follows: Iain MacKenzie, President and Chief Executive Officer, an increase to $450,000; Jack A. Pacheco, Senior Vice President and Chief Financial Officer, an increase to $320,000; Mohana Krishnan, Senior Vice President – Worldwide Operations, an increase to $240,000; Alan Marten, Senior Vice President & General Manager – Memory Business Unit, an increase to $240,000; Wayne Eisenberg, Vice President – Worldwide Sales, an increase to $220,000; and Michael Rubino, Vice President – Engineering, an increase to $200,000.

Executive officers remain eligible for quarterly and year-end performance bonuses, and the target bonus percentage for each executive officer was reduced 15%, except for Messrs. MacKenzie and Rubino, which remained unchanged. Actual bonuses paid are based on the Company’s earnings performance and other criteria.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

October 4, 2007	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel and Corporate Secretary